FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

UNION NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19214	23-2415179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lausch Lane, Suite 300 Lancaster, Pennsylvania	17601
(Address of principal executive offices)	(Zip Code)

(717) 653-1441

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2009, Union National Financial Corporation (the “Corporation”) announced that Kevin T. Hersh was appointed as Senior Vice President, Chief Credit Officer at Union National Community Bank, the Corporation’s wholly-owned subsidiary (the “Bank”).

Mr. Hersh was previously employed by the Office of the Comptroller of Currency as a National Bank Examiner.  His primary focus was to ensure effective credit risk management policies and practices within the structure of the business.  Mr. Hersh provided supervision of various community banking companies ranging in asset size from $47 million to over $2 billion.  He was responsible for understanding and assessing the risks in all aspects of banking operations including credit administration, commercial and retail lending operations, risk control systems, management reporting, funding, capital assessment, profitability analysis, consumer compliance and applicable regulatory and accounting frameworks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: March 24, 2009	/s/ Michael D. Peduzzi
Michael D. Peduzzi,
Treasurer and Chief Financial Officer